Exhibit 10.16

                              INVESTMENT AGREEMENT

     INVESTMENT AGREEMENT made as of the 30th day of September, 1998 by and between WHO? VISION SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), and KONINKLIJKE PHILIPS ELECTRONICS N.V., a corporation incorporated under the laws of the Netherlands ("Purchaser"), acting on behalf of Philips Flat Panel Display (Philips FPD) Co. B.V. (Collectively, "Philips").

     WHEREAS, the Company is active in the field of the development, manufacture, marketing and sale of fingerprint sensor systems based on the Company's proprietary technology named TactileSense, which uses polymers that transform capacitive coupling into light.

     WHEREAS, Philips is active in the development of capacitive and optical fingerprint sensors based on glass, more specifically the Philips proprietary amorphous silicon technology.

     WHEREAS, the parties, after having assessed each other's aforementioned proprietary fingerprint sensor technology as well as their future fingerprint sensor (system) business objectives, have concluded that there is substantial synergy between their fingerprint sensor (system) businesses and therefore wish to enter into a co-operative relationship.

     WHEREAS, the Company and Philips propose concurrently herewith to enter into a separate technology Transfer Agreement (such agreement, together with all ancillary agreements executed by Philips and the Company pursuant thereto, is referred to herein as the "Technology Agreement") pursuant to which Philips will support, through the granting of technology licenses, the provision of technical support and otherwise, the Company's efforts to extend and complete its fingerprint sensor systems portfolio.

     WHEREAS, in consideration of (i) Philips granting the Company broad access to its fingerprint sensor technology based on its proprietary amorphous silicon technology, for Philips rendering technological support to the Company, (ii) Philips purchasing fingerprint sensor systems from the Company and (iii) Philips co-operating with the Company in general and for the added goodwill that will be associated with the Company as a result of a strategic business alliance with Philips, all as set forth in the Technology Agreement, the Company has agreed to grant Philips a license under intellectual property rights generated by the Company related to, based on or derived from Philips amorphous silicon technology asset set forth in the Technology Agreement and to issue Purchaser shares of its Series C Preferred Stock, all as set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


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                                    ARTICLE I

                        Authorization and Sale of Shares


     1.1 Authorization. The Company has authorized the sale and issuance of up to 3,700,000 shares (the "Preferred Shares") of the Company's Series C Preferred Stock having the rights, preferences, privileges and restrictions as set forth in the Certificate of Amendment of the Company's Restated Certificate of Incorporation (the "Certificate") in the form attached hereto as Exhibit A.

     1.2 Sale of Preferred Shares. On the terms and subject to the conditions set forth herein, the Company will issue and sell to Purchaser, and Purchaser will purchase from the Company, 3,700,000 Preferred Shares.


                                   ARTICLE II

                             Closing Date; Delivery


     2.1 Closing Date. The closing of the purchase and sale of the Preferred Shares hereunder (the "Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, concurrently with the execution and delivery of this Agreement by the parties.

     2.2 Delivery. At the Closing, and in consideration of the licenses, support, goodwill and other benefits to be provided by Philips to the company pursuant to the Technology Agreement, the Company shall deliver to Purchaser a certificate, registered in Purchaser's name, evidencing Purchaser's ownership of the 3,700,000 Preferred Shares.


                                   ARTICLE III

                  Representations and Warranties of the Company


     3.1 Organization and Standing. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement, to issue, sell and deliver the Preferred Shares and to issue and deliver the Conversion Shares and to perform its other obligations pursuant hereto and thereto. Exhibit A attached hereto is a true and correct copy of the Company's Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware, and has not been further amended, and no action has been taken by the Company with a view to

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further amending the same. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company.

     3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, the Second Joinder and Amendment to Registration Rights Agreement substantially in the form of Exhibit B attached hereto, including the Registration Rights Agreement referenced therein (collectively, the "Rights Agreement"), to sell and issue the Preferred Shares hereunder, to issue the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares") and to carry out and perform its obligations under the terms of this Agreement and the Rights Agreement.

     3.3 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders that is necessary for the authorization, execution, delivery and performance of this Agreement and the Rights Agreement by the Company, for the performance of the Company's obligations hereunder or thereunder, and for the authorization, sale, issuance and delivery of the Preferred Shares and the Conversion Shares, has been taken. This Agreement and the Rights Agreement when executed and delivered, shall constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) limitations imposed by applicable securities laws on the enforceability of the indemnification and contribution provisions of the Rights Agreement.

     3.4 Capitalization. As of the Closing, the Company will have a total authorized capitalization consisting of (i) seventy-five million (75,000,000) shares of common stock, $.01 par value per share ("Common Stock"), and (ii) fifteen million (15,000,000) shares of preferred stock, $.01 par value per share ("Preferred Stock"), of which eight million three hundred thousand (8,300,000) shares are designated as "Series A Preferred Stock," one million four hundred thousand (1,400,000) shares are designated as "Series B Preferred Stock" and three million eight hundred thousand (3,800,000) shares are designated as "Series C Preferred Stock". Except as disclosed in the Registration Statement or the Amendment (as each is defined in Section 3.11 hereof), no options, warrants, subscriptions or purchase rights of any nature to acquire from the Company, or commitments of the Company to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities except as contemplated by this Agreement and options issued under the Company's Equity Compensation Plan. All shares of capital stock and other securities of the Company issued before the Closing were duly authorized, validly issued and fully paid and non-assessable and were issued in

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accordance with the registration and qualification provisions of the Securities
Act of 1933, as amended (the "Securities Act"), and relevant state securities laws, or pursuant to valid exemptions therefrom. The Company has reserved 3,700,000 shares of Series C Preferred Stock for issuance hereunder, and 3,700,000 shares of Common Stock for issuance upon conversion of the Preferred Shares, plus such additional number of shares of Common Stock as may be necessary to comply with the antidilution provisions pertaining to the Preferred Shares in the Certificate. The rights, privileges and preferences of the Series C Preferred Stock are as stated in the Certificate.

     3.5 Validity of Securities. The Preferred Shares, when issued, sold and delivered in accordance with the terms of this Agreement, and the Conversion Shares, when issued upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any liens or encumbrances; provided, however, that any of the Preferred Shares or the Conversion Shares may be subject to restrictions on transfer to the extent provided herein or under the Rights Agreement or state and/or federal securities laws. Based in part upon the representations of Purchaser in this Agreement, the offer, sale and issuance of the Preferred Shares and the Conversion Shares will be in compliance with all applicable federal and state securities laws.

     3.6 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any state or federal governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the Rights Agreement or the offer, sale or issuance of the Preferred Shares or the Conversion Shares or the consummation of any other transaction contemplated hereby or thereby, except the qualification (or the taking of such action as may be necessary to secure an exemption from qualification, if available) under applicable "Blue Sky" laws, of the offer and sale of the Preferred Shares and the Conversion Shares, which filing and qualification, if required, will be accomplished in a timely manner prior to (if required), or promptly upon completion of, the Closing.

     3.7 Patents, Trademarks, etc. To the best of the Company's knowledge, the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted, and as proposed to be conducted, and such business does not, and would not, conflict with or constitute an infringement of the rights of others; provided, however, that the provisions of this Section 3.7 do not apply to the transactions contemplated by the Technology Transfer Agreement dated September 30, 1998 between Purchaser and the Company (the "Technology Transfer Agreement"). The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate, the proprietary or intellectual property rights of any other person or entity. The Company is not aware of any violation or infringement by a third party of any of the Company's licenses, trade secrets or other proprietary rights.


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     3.8 Compliance with Other Instruments, None Burdensome, etc. The Company is not in violation of any term of its Restated Certificate of Incorporation or Bylaws, or of any term or provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree, and to its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the Rights Agreement and the issuance of the Preferred Shares and the Conversion Shares have not resulted and will not result in any violation of, or conflict with, or constitute (with or without the passage of time and giving of notice) a default under any of the foregoing, or result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, or result in the suspension, revocation or other impairment of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, and there is no such violation, default or other event which materially and adversely affects the business of the Company or any of its properties or assets.

     3.9 Litigation.

         (a) There are no actions, suits, proceedings or investigations pending and the Company has not been notified of any threatened action, suit, proceeding or investigation against the Company or its properties before any court or governmental agency, nor is the Company subject to any writ, injunction or order of any court or government agency (nor, to the Company's knowledge, is there any basis therefor or threat thereof), which, either individually or in the aggregate, might result in any material adverse change in the business, prospects, financial condition or equity ownership of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as currently proposed to be conducted, or in any material liability on the part of the Company, and no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company questions the validity of this Agreement or the Rights Agreement or any action taken or to be taken in connection herewith or therewith. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending, and actions, suits, proceedings or investigations which the Company has been notified are threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

         (b) The Company has no current plan to initiate any action, writ, proceeding or investigation before any court or government agency.

     3.10 Registration Rights. The Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued, under the Securities Act, except as contemplated by the Rights Agreement.


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     3.11 SEC Filings; Financial Statements.

         (a) The Company has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-1 (SEC File No. 333-59219) in connection with the offering to the holders of common stock of Safeguard Scientifics, Inc. of rights to purchase shares of Common Stock of the Company (the "Registration Statement"). The Registration Statement was prepared in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and as of the date of its filing, and as of the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Registration Statement and the Amendment (collectively, the "Financial Statements") (i) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Except as disclosed in the Financial Statements or for obligations under this Agreement or the Technology Agreement, the Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the balance sheet of the Company as of _________, 1998 contained in the Amendment, or (ii) incurred since the date of such balance sheet in the ordinary course of business consistent with past practices.


                                   ARTICLE IV

                   Representations and Warranties of Purchaser


     Purchaser hereby represents and warrants to the Company that:

     4.1 Investment Experience. It is aware of the Company's business affairs and financial condition and believes it has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Preferred Shares and the Conversion Shares (the "Securities"). It is experienced in evaluating and investing in securities of companies in the development stage so that it is capable of evaluating the merits and risks of

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its investment in the Company. In addition, it has the capacity to protect its own interests in connection herewith and has the ability to bear the economic risk of the investment, including a complete loss of the investment.

     4.2 Investment Intent. It is acquiring the Preferred Shares, and will acquire the Conversion Stock, for investment only for its own account, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent of such Purchaser as expressed herein.

     4.3 Rule 144. It acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after the security was last held by the Company or an affiliate of the Company, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 No Public Market. It understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Company's securities.

     4.5 Access to Data. It has had an opportunity to discuss the Company's business, properties, prospects, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and Financial Statements and obtain additional information necessary to verify the accuracy of such information furnished to it or to which it had access. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company were intended to describe certain aspects of the Company's business and prospects which the Company believes to be material, but were not a thorough or exhaustive description, except as set forth in Article III hereof.

     4.6 Authorization. Each of this Agreement and the Rights Agreement, when executed and delivered by Purchaser will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as the indemnification and contribution provisions of the Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.7 Government Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement and the Rights Agreement by the Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby other than securities law filings required to be made by the Company.


                                    ARTICLE V

                            Covenants of the Company


     5.1 Financial Statements, Reports, Etc. The Company shall furnish to Purchaser so long as it holds at least 200,000 Preferred Shares, Conversion Shares or any combination thereof (appropriately adjusted for recapitalizations, stock splits and the like)

         (a) within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

         (b) within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.1 (b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

         (c) at the time of delivery of each annual financial statement pursuant to Section 5.1 (a), a certificate executed by the Chief Financial Officer of the Company stating that such officer has caused this Agreement and the Series C Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series C Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof;


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         (d) at the time of delivery of each monthly statement pursuant to
Section 5.1 (b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

         (e) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

         (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

         (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that could materially adversely affect the Company or any of its subsidiaries;

         (h) promptly upon sending, making, available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the SEC; and

         (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

     5.2 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     5.3 Corporate Existence. The Company shall maintain corporate existence, rights and franchises in full force and effect.

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     5.4 Properties, Business, Insurance. The Company shall maintain its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

     5.5 Inspection, Consultation and Advice; Board Visitation. So long as Purchaser holds at least 800,000 Preferred Shares, Conversion Shares or any combination thereof (appropriately adjusted for recapitalizations, stock splits and the like), the Company shall:

         (a) permit Purchaser, and such persons as Purchaser may designate, to visit and inspect, at Purchaser's expense, any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice; and

         (b) allow a representative of Purchaser to attend all meetings of the Company's Board of Directors in a non-voting capacity, and, in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors.

         The provisions of paragraph (a) of this Section 5.5 will expire upon the effective date of a registration statement on Form S-1 of the Company's securities filed under the Securities Act of 1933, as amended.

     5.6 Restrictive Agreements Prohibited. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of its obligations under this Agreement, the Rights Agreement, or the Certificate.

     5.7 Transaction With Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, the Company shall not enter into any material transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, or trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.


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     5.8 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     5.9 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     5.10 Change in Nature of Business. The Company shall not make any material change in the nature of its business without the approval of at least two-thirds of its Board of Directors.

     5.11 Right of First Refusal.

         (a) The Company hereby grants to the Purchaser the right of first refusal to purchase its Pro Rata Share of New Securities (as defined in this Section 5.11) which the Company may, from time to time, propose to sell and issue. "Pro Rata Share," for purposes of this right of first refusal, is the ratio that (i) the sum of the number of shares of Preferred Stock or Common Stock of the Company then held by Purchaser bears to (ii) the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon exercise or conversion of all then outstanding securities exercisable for or convertible into, directly or indirectly, Common Stock.

         (b) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and any series of Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) Common Stock issued or issuable upon conversion of the outstanding shares of Preferred Stock, (ii) Common Stock or rights to purchase Common Stock offered to the public generally pursuant to a registration statement under the Securities Act in connection with an initial public offering or rights offering of the type described in Section __ of the Certificate (a "Qualifying Offering"), (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company or its stockholders own more than fifty percent (50%) of the voting power of the surviving or successor corporation, (iv) up to 2,000,000 shares (net of repurchase or cancellation) of Common Stock or related options, warrants or other rights to purchase such Common Stock issued to employees, officers and directors of and consultants to the Company, pursuant to arrangements approved by the Board of Directors of the Company, (v) stock issued pursuant to any rights,

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agreements or convertible securities, including without limitation options and warrants, provided that (A) such rights, agreements or convertible securities were outstanding prior to the date of this Agreement, or (B) the rights of first refusal established by this Section 5.11 applied with respect to the initial sale or grant by the Company of such rights, agreements or convertible securities, (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (vii) up to 100,000 shares of Series C Preferred Stock issued to A3 Ventures Incorporated, or (viii) securities issued in connection with a loan, equipment lease or other similar transaction which is approved by the Board of Directors of the Company.

         (c) In the event the Company proposes to undertake an Issuance of New Securities, it shall give Purchaser written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Purchaser shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (d) In the event Purchaser does not elect to purchase its Pro Rata Share of such New Securities within twenty (20) days after the notice pursuant to paragraph (c) above, the Company shall have sixty (60) days thereafter to sell such New Securities at the price and upon terms no more favorable to the purchasers of such New Securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said sixty (60) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

         (e) The right of first refusal hereunder is not assignable except to an affiliate of Purchaser.

         (f) The right of first refusal hereunder shall terminate upon a Qualifying Offering.


                                   ARTICLE VI

                                Other Agreements


     6.1 Registration Rights Agreement. Concurrently herewith, and as a condition to the Closing of the transactions hereunder, the Company and Purchaser shall enter into the Second Joinder and Amendment to Registration Rights Agreement attached hereto as Exhibit B (the "Second Joinder Agreement"), which has been executed by holders of at least a majority of the shares of the Series A Preferred Stock and Series B Preferred Stock of the Company voting together as one class (the "Majority Investors"). Upon execution by the Company, the Majority

Investors and Purchaser, the Second Joinder Agreement and the Rights Agreement will be valid and binding and enforceable in accordance with their respective terms.

     6.2 Technology Transfer Agreement. Concurrently herewith, the Company and Philips shall enter into the Technology Agreement.


                                   ARTICLE VII

                           Covenants of the Purchaser


     Purchaser covenants and agrees that it, together with its affiliates, will not acquire more than a 30% interest in the total combined voting power of all of the outstanding shares of the Company and will not participate in any contested proxy solicitation in connection with any vote of stockholders of the Company for the period of time extending from the date of this Agreement until the earliest to occur of (i) August 18, 2000; (ii) the date that a tender offer is made for not fewer than 30% of the outstanding shares of the Company by any party who has not executed a merger agreement with the Company; and (iii) the date that another entity or group not affiliated with Purchaser or Safeguard Scientifics, Inc. acquires not less than 20% ownership for the total combined voting power of the Company other than pursuant to a stock purchase agreement with the Company. In no event, however, shall Purchaser be required to dispose of any shares it owns in the Company if their percentage ownership exceeds the 30% threshold as a result of a recapitalization, repurchase or other action taken by the Company or its affiliates.


                                  ARTICLE VIII

                                Share Repurchase


     8.1 Buyback Provision. In the event that the Registration Statement, as amended, is not declared effective by the Securities Exchange Commission on or before March 31, 1999, Purchaser may, upon written notice to the Company given prior to the date such Registration Statement is declared effective, require the Company to elect one of the following two alternatives, provided, however, that the Company shall have sole discretion to choose which alternative to elect (subject to the restrictions set forth below):

         (a) The Company will be obligated to repurchase six hundred thousand (600,000) Preferred Shares from Purchaser at a price of five dollars ($5.00) per share, for a total purchase price of three million dollars ($3,000,000). This amount shall be received by Purchaser or an entity designated by Purchaser within five (5) business days of receipt by the Company of Purchaser's notice, and shall be transferred in the form of a wire transfer, certified check, or any other method agreed to by Purchaser.

         (b) Purchaser will no longer be bound by the provisions of Section 3.3 ("Exclusivity") of the Technology Transfer Agreement.

         In the event that the Company has not notified Purchaser in writing of its election of one of the two alternatives set forth above within five (5) days of receipt of Purchaser's written notice as set forth in this Section 8.1, the provision of paragraph (b) shall be deemed to have been chosen.

                                   ARTICLE IX

                                  Miscellaneous


     9.1 Fees and Expenses. Each party shall pay its own fees and expenses in connection with this Agreement.

     9.2 Successors. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective legal representatives, successors and assigns. This Agreement, the terms of the Preferred Shares, and the Rights Agreement constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     9.3 Confidentiality. Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that the Purchaser may disclose such information (i) on a confidential basis to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares from the Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this
Section 9.3, and (iii) as required by applicable law.

     9.4 Governing Laws. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

     9.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     9.6 Further Action. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.


[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                        WHO? VISION SYSTEMS, INC.

                                        By:  /s/ Alex Dickinson
                                             -------------------------------
                                               Name:  Alex Dickinson
                                               Title:  CEO

                                        KONINKLIJKE PHILIPS ELECTRONICS N.V.

                                        By:  /s/ Matthew T. Medeiros
                                             -------------------------------
                                               Name:  Matthew T. Medeiros
                                               Title:  CEO Flat Displays